29952522.5 ARROW FINANCIAL CORPORATION CLAWBACK POLICY (Adopted as of December 1, 2023) Introduction The Board of Directors (the “Board”) of Arrow Financial Corporation (the “Company”) believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for- performance compensation philosophy. The Board has therefore adopted this policy (the “Policy”) to provide for the recoupment, repayment or forfeiture, as applicable, of certain executive compensation under certain circumstances as more fully described in this Policy, including in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) or any other national securities exchange on which the Company’s securities are listed. Administration This Policy shall be administered by the Compensation Committee of the Board (the “Committee”). Any determinations made by the Committee shall be final and binding on all affected individuals. Covered Executives This Policy applies to (i) the Company’s current and former “executive officers,” as such term is defined in Nasdaq Listing Rule 5608(d) or any other national securities exchange on which the Company’s securities are listed and as determined by the Committee in accordance with Section 10D of the Exchange Act, Rule 10D-1 thereunder (i.e., the Company’s Section 16 officers) and (ii) such other senior executives and employees who may from time to time be deemed subject to this Policy by the Committee (each, a “Covered Executive” and collectively, “Covered Executives”). Mandatory Recoupment; Accounting Restatement In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Committee will require prompt reimbursement or forfeiture of any excess Incentive-Based Compensation (as defined below) received by any Covered Executive on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement, in addition to any transition period (that results from any change in the Company’s fiscal year) within or immediately following such three completed fiscal years (the “Mandatory Recoupment Amount”). The Mandatory Recoupment Amount shall be computed without regard to any taxes paid by the Covered Executive with respect to such Incentive-Based Compensation. Incentive-Based Compensation is deemed received in the Company’s fiscal period during which the Financial Reporting Measure (as defined below) specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period.

2 29952522.5 Discretionary Recoupment The Committee may, in its discretion and in accordance with principles established by the Committee from time to time and in the best interests of the Company and its shareholders, approve the prompt recoupment, repayment or forfeiture, as applicable, of any Incentive-Based Compensation paid to a Covered Executive following the commission of any of the below acts by a Covered Executive (each, a “Triggering Event”): (a) intentionally providing false or misleading information to, or otherwise misleading, the Board, the Board of Directors of any affiliate of the Company, or any of their respective committees; (b) engaging in or directing others to engage in an act or omission, or series of actions, deemed by the Company or any of its subsidiaries to be fraudulent, dishonest or unlawful; (c) knowingly and materially violating corporate policies and procedures that result in damage to the business or reputation of the Company or any of its subsidiaries, including without limitation, the Company’s or the applicable subsidiary’s code of conduct, code of ethics, conflict of interest policies, or policies prohibiting discrimination, harassment or retaliation; (d) knowingly breaching the Covered Executive’s fiduciary duty or duty of loyalty; (e) engaging in intentional or other misconduct, including dishonesty or unethical conduct; (f) deliberately misleading the market or the Company’s shareholders regarding the Company’s financial performance; or (g) any other act that gives rise to the Company’s right to recover Incentive-Based Compensation under Section 304 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”).1 Incentive-Based Compensation For purposes of this Policy, “Incentive-Based Compensation” means any of the following; provided that, such compensation is granted, earned or vested based wholly or in part upon the attainment of a “Financial Reporting Measure”: • Annual bonuses and other short- and long-term cash incentives; • Restricted stock; • Restricted stock units; • Performance awards; • Performance shares; • Performance share units; 1 Note to Draft: Section 304 of the Sarbanes-Oxley Act (SOX 304) empowers the SEC to clawback bonuses or other incentive-based compensation of chief executive officers (CEOs) and chief financial officers (CFOs) when an issuer is required to restate its financial statements due to misconduct.

3 29952522.5 • Stock options (including incentive stock options and nonqualified stock options to the extent performance based); and • Stock appreciation rights. For the avoidance of doubt, Incentive-Based Compensation does not include awards that are granted, earned and vested without regard to attainment of Financial Reporting Measures, such as time-vesting awards, discretionary awards and awards based wholly on subjective standards, strategic measures or operational measures. A “Financial Reporting Measure” is a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, including any measure that is derived wholly or in part from such measure, including, but not limited to: • Company stock price; • Earnings measures such as earnings per share; • Total shareholder return (“TSR”) and relative TSR; • Revenues; • Internal net operating earnings; • Return on assets; • Return on equity; • Efficiency ratio; • Non-performing loans; • Net charge-offs; • Net income; • Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) • EBITDA margin or growth; • Funds from operations; • Liquidity measures such as working capital; • Return measures such as return on invested capital or return on assets; and • Such other financial performance criteria as defined and set forth in the Arrow Financial Corporation 2022 Long Term Incentive Plan or Short Term Incentive Plan, each as amended, restated, modified or supplemented from time to time. Amounts Subject to Recovery The Mandatory Recoupment Amount will be the excess of the Incentive-Based Compensation paid to the Covered Executive based on the erroneous data over the Incentive- Based Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Committee. If the Committee cannot determine the amount of excess Incentive-Based Compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement. In the event the Committee approves the recoupment, repayment or forfeiture of Incentive-Based Compensation following a Triggering Event, the Committee will determine the recoupment or forfeiture amount (the “Discretionary Recoupment Amount”) by taking into consideration all relevant factors, including without limitation, in the case of any equity securities received on exercise or settlement of an award, the proceeds realized on disposition thereof, the

4 29952522.5 nature and severity of any conduct, its impact on the Company, the costs to the Company of seeking recoupment, recovery or forfeiture, as applicable, and the amount of Incentive-Based Compensation the Covered Executive would have received had such conduct been known or otherwise not occurred. The Discretionary Recoupment Amount shall be calculated without regard to any taxes paid by the Covered Executive. The Committee will have the authority to take any and all steps necessary to ensure the Discretionary Recoupment Amount is recovered. Method of Recoupment The Committee will determine, in its sole discretion, the method for recouping Incentive- Based Compensation hereunder which may include, without limitation: (a) requiring reimbursement of cash Incentive-Based Compensation previously paid; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards; (c) offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive; (d) cancelling outstanding vested or unvested equity awards; and/or (e) taking any other remedial and recovery action permitted by law, as determined by the Committee. No Indemnification The Company shall not indemnify any Covered Executive against the loss of any Incentive-Based Compensation recoverable by the Company under this Policy. Interpretation The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the Securities and Exchange Commission, Nasdaq or any other national securities exchange on which the Company’s securities are listed (collectively, the “Applicable Rules”). Effective Date This Policy shall be effective as of the date first set forth above (the “Effective Date”) and shall apply to any Incentive-Based Compensation that is approved, awarded or granted to Covered Executives, whether prior to, on or after the Effective Date, subject in all respects to the terms and conditions of this Policy including with respect to recoupment. Amendment; Termination; Applicable Rules The Board may amend or terminate this Policy from time to time in its discretion. This Policy shall be interpreted in a manner that is consistent with any Applicable Rule and shall otherwise be interpreted (including in the determination of amounts recoverable) in the business

5 29952522.5 judgment of the Committee. To the extent the Applicable Rules require recovery of Incentive- Based Compensation in additional circumstances beyond those specified in this Policy, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover Incentive-Based Compensation to the fullest extent required by the Applicable Rules. This Policy shall be deemed to be automatically amended, as of the date the Applicable Rules become effective with respect to the Company, to the extent required for this Policy to comply with the Applicable Rules. Other Recoupment Rights The Committee intends that this Policy will be applied to the fullest extent of the law. The Committee may require that any employment agreement, equity award agreement, restricted stock award agreement, stock option award agreement, performance award agreement or other similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity incentive plan, equity award agreement, restricted stock award agreement, stock option award agreement or other similar agreement and any other legal remedies available to the Company. Impracticability The Committee shall recover any excess Incentive-Based Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Committee in accordance with the Applicable Rules. Successors This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.

29952522.5 Exhibit A ATTESTATION AND ACKNOWLEDGEMENT OF CLAWBACK POLICY By my signature below, I acknowledge and agree that: • I have received and read the attached Arrow Financial Corporation Clawback Policy (this “Policy”). Capitalized terms used in this Attestation and Acknowledgement which are not otherwise defined, shall have the meanings ascribed to such terms as are set forth in the Policy. • I hereby agree to abide by all of the terms of this Policy both during and after my employment with the Company, including, without limitation, by promptly repaying or returning any recoverable Incentive-Based Compensation to the Company as determined by the Committee in accordance with this Policy. • The repayment or forfeiture of Incentive-Based Compensation pursuant to the Policy and this Agreement shall not in any way limit or affect the Corporation’s right to pursue disciplinary Company. • The Policy shall not replace, and shall be in addition to, any rights of the Company to recover any other compensation from its executive officers under applicable laws and regulations, including but not limited to the Sarbanes-Oxley Act. • I hereby expressly consent to any offset of any recouped amount as determined under the Policy from any compensation including, without limitation, cash or settlement of equity awards, otherwise owed by the Company or its subsidiaries to me. Signature: Printed Name: Date: